UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Hersha Hospitality Trust

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Hersha Hospitality Trust

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2006

To the shareholders of
HERSHA HOSPITALITY TRUST

The annual meeting of the shareholders (the “Annual Meeting”) of Hersha Hospitality Trust (the “Company”), will be held at the Penn Mutual Towers, 510 Walnut Street, 9th floor, Philadelphia, Pennsylvania 19106 on May 25, 2006, at 9:00 a.m. Eastern Standard Time, for the following purposes:

(1)	To elect Class I Trustees to serve until the Annual Meeting of shareholders in 2007; and

(2)	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm to serve for 2006; and

(3)	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Only shareholders of the Company of record as of the close of business on March 31, 2006, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

There is enclosed, as a part of this Notice, a Proxy Statement that contains further information regarding the Annual Meeting and the nominees for election to the Board of Trustees of the Company.

In order that your shares may be represented at the Annual Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting in person, you may vote personally on all matters brought before the Annual Meeting even if you have previously returned your proxy.

BY ORDER OF THE BOARD OF TRUSTEES

Kiran P. Patel
Secretary

148 Sheraton Drive
New Cumberland, Pennsylvania 17070
April 25, 2006

HERSHA HOSPITALITY TRUST

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 25, 2006

GENERAL INFORMATION

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Trustees of Hersha Hospitality Trust (the “Company”) for use at the annual meeting of shareholders to be held on May 25, 2006 (“Annual Meeting”) and at any adjournments thereof. The mailing address of the principal executive offices of the Company is 148 Sheraton Drive, Box A, New Cumberland, Pennsylvania 17070. This Proxy Statement and the Proxy Form, Notice of Meeting and the Company’s annual report to shareholders, all enclosed herewith, are first being mailed to the shareholders of the Company on or about March 31, 2006.

THE PROXY

The solicitation of proxies is being made primarily by the use of standard mail. The cost of preparing and mailing this Proxy Statement and accompanying material, and the cost of any supplementary solicitations, which may be made by mail, telephone or personally by employees of the Company, will be borne by the Company. The shareholder giving the proxy has the power to revoke it by delivering written notice of such revocation to the Secretary of the Company prior to the Annual Meeting or by attending the meeting and voting in person. The proxy will be voted as specified by the shareholder in the spaces provided on the Proxy Form or, if no specification is made, it will be voted for the election of all of the nominees as trustees. In voting by proxy in regard to the election of the trustees, shareholders may vote in favor of the nominees, withhold their votes as to the nominees or withhold their votes as to a specific nominee.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

Each outstanding common share of beneficial interest, $.01 par value (a “Common Share”), is entitled to one vote. Cumulative voting is not permitted. Only shareholders of record at the close of business on March 31, 2006 will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. At the close of business on March 31, 2006, the Company had outstanding 20,379,463 Common Shares.

No specific provisions of the Company’s Declaration of Trust or Bylaws address the issue of abstentions or broker non-votes. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. However, brokers or nominees holding shares for a beneficial owner may not have discretionary voting power and may not have received voting instructions from the beneficial owner with respect to voting on certain proposals. In such cases, absent specific voting instructions from the beneficial owner, the broker may not vote on these proposals. This results in what is known as a “broker non-vote.” A “broker non-vote” has the effect of a negative vote when a majority of the shares outstanding and entitled to vote is required for approval of a proposal, and “broker non-votes” will not be counted as votes cast but will be counted for the purpose of determining the existence of a quorum. Because the election of trustees is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of the election of trustees.

OWNERSHIP OF THE COMPANY’S COMMON SHARES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of common shares by (i) each shareholder known by us to beneficially own more than five percent of our common shares, (ii) each of our trustees and executive officers, and (iii) all of our trustees and executive officers as a group, each as of March 31, 2006. Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. The number of outstanding common shares at March 31, 2006 was 20,379,463. This table assumes that all limited partnership units held by such person or group of persons are redeemed for common shares. The total number of shares outstanding used in calculating the percentage assumes that none of the limited partnership units held by other persons are redeemed for common shares.

Name of Beneficial Owner	Number of Common Shares		Percent of Class
Persons Believed to Own In Excess of 5% of Common Shares

Deutsche Bank AG and RREEF America, L.L.C.(1)	3,073,000		15.08%
Taunusanlage 12, D-60325
Frankfurt am Main
Federal Republic of Germany

Kensington Investment Group, Inc. (2)	2,388,500		11.72%
4 Orinda Way, Suite 200C
Orinda, CA 94563

Delaware Management Holdings (3)	1,832,900		8.99%
2005 Market Street
Philadelphia PA 19103

Teachers Insurance and Annuity Association of America(4)	1,096,783		5.38%
730 Third Avenue
New York, NY 10017

Officers and Trustees:
Hasu P. Shah(5)	334,600		1.62%
Jay H. Shah(6)	920,435		4.33%
Neil H. Shah(7)	872,379		4.11%
K.D. Patel(8)	420,729		2.02%
Kiran P. Patel(9)	161,563		*
David L. Desfor(10)	125,391		*
Ashish R. Parikh(11)	24,079		*
John M. Sabin	1,919		*
Thomas S. Capello	5,819		*
Donald J. Landry	2,919		*
Michael A. Leven	4,919		*
William Lehr Jr.	3,029		*
Shreenathji Enterprises, Ltd. (12)	15,454		*
Total for all officers and trustees (12 persons)(13):	2,893,235	(14)	12.52%
 _______________
*	Less than 1%
(1)	Based solely on Amendment No. 4 to Schedule 13G filed on February 8, 2006.
(2)	Based solely on Schedule 13G filed on February 9, 2006.
(3)	Based solely on Amendment No. 2 to Schedule 13G filed on February 9, 2006.

(4)	Based solely on Schedule 13G filed on February 13, 2006.
(5)
Includes 286,600 limited partnership units in HHLP and 10,000 restricted shares, all or some of which may not be vested. Includes common shares owned by Shree Associates, a family limited partnership controlled by Hasu P. Shah.

(6)	Includes 894,035 limited partnership units in HHLP and 25,000 restricted shares, all or some of which may not be vested.
(7)	Includes 855,379 limited partnership units in HHLP and 15,000 restricted shares, all or some of which may not be vested.
(8)	Includes 410,729 limited partnership units in HHLP.
(9)	Includes 150,563 limited partnership units in HHLP and 1,000 restricted shares, all or some of which may not be vested.
(10)	Includes 118,591 limited partnership units in HHLP and 5,000 restricted shares, all or some of which may not be vested.
(11)	Includes 6,579 limited partnership units in HHLP and 15,000 restricted shares, all or some of which may not be vested.
(12)
Shreenathji Enterprises, Ltd. (“SEL”) is a limited partnership owned by Hasu P. Shah (27%), Kiran P. Patel (13%), Bharat C. Mehta (15%), Kanti D. Patel (15%), Jay H. Shah (15%) and Neil H. Shah (15%). SEL acquired these limited partnership units in HHLP in exchange for contributions of hotel properties to the Partnership.

(13)	Includes the limited partnership units in HHLP owned by Shreenathji Enterprises, Ltd.
(14)	Includes 2,737,930 limited partnership units in HHLP and 71,000 restricted shares, all or some of which may not be vested.

BOARD OF TRUSTEES AND EXECUTIVE OFFICERS

Certain information regarding the Company’s trustees and executive officers is set forth below.

Name	Age	Position

Hasu P. Shah (Class II)	61	Chairman of the Board and Trustee

Jay H. Shah (Class I)	37	Chief Executive Officer and Trustee

Neil H. Shah	32	President and Chief Operating Officer

Ashish R. Parikh	36	Chief Financial Officer

Michael R. Gillespie	33	Chief Accounting Officer

Kiran P. Patel	56	Corporate Secretary

David L. Desfor	44	Treasurer

K.D. Patel (Class II)	62	Trustee

John M. Sabin (Class II)	51	Independent Trustee

Michael A. Leven (Class II)	68	Independent Trustee

William Lehr, Jr. (Class I)	65	Independent Trustee

Thomas S. Capello (Class I)	62	Independent Trustee

Donald J. Landry (Class I)	57	Independent Trustee

PROPOSAL ONE - ELECTION OF CLASS I TRUSTEES

The Company’s Declaration of Trust divides the Board of Trustees into two classes. Each Trustee in Class I is serving a term expiring at the Annual Meeting and each Trustee in Class II is serving a term expiring at the 2007 annual meeting of shareholders. Generally, one full class of trustees is elected by the shareholders of the Company at each annual meeting. Each of the nominees presently is serving as a Class I Trustee.

If any nominee becomes unavailable or unwilling to serve the Company as a Trustee for any reason, the persons named as proxies in the Proxy Form are expected to consult with management of the Company in voting the shares represented by them. The Board of Trustees has no reason to doubt the availability of any nominee, and each has indicated his willingness to serve as a trustee of the Company if elected.

The Company’s Bylaws provide that a shareholder of record both at the time of the giving of the required notice set forth in this sentence and at the time of the Annual Meeting entitled to vote at the Annual Meeting may nominate persons for election to the Board of Trustees by mailing written notice to the Secretary of the Company not less than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days, notice must be received not earlier than 90 days prior to the announcement of the annual meeting. The shareholder’s notice must set forth (i) as to each person whom the shareholder proposes to nominate for election as a trustee, all information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board of Trustees; (ii) the consent of each nominee to serve as a trustee of the Company if so elected; (iii) the name and address of the shareholder and of each person to be nominated; and (iv) the number of each class of securities that are owned beneficially and of record by the shareholder.

Assuming the presence of a quorum, the affirmative vote of a majority of the common shares represented at the meeting is required to elect each trustee. Cumulative voting is not permitted in the election of trustees. Consequently, each shareholder is entitled to one vote for each common share held in the shareholder's name. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for each of Messrs. Landry, Capello, and Shah as nominees for election as Class I Trustees. For purposes of the election of trustees, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. A nominee holding shares in street name may vote for the proposal without voting instructions from the beneficial owner.

Nominees For Election As Class I Trustees (Terms Expiring In 2008)

Donald J. Landry is president and owner of Top Ten, an independent hospitality industry consulting company. Mr. Landry has over thirty-five years of lodging and hospitality experience in a variety of leadership positions. Most recently, Mr. Landry was the Chief Executive Officer, President and Vice Chairman of Sunburst Hospitality Inc. Mr. Landry has also served as an executive officer for Choice Hotels International, Inc., Manor Care Hotel Division and Richfield Hotel Management. Mr. Landry currently serves on the corporate advisory boards of Arescom, Revpac, Unifocus and Campo Architects and numerous non-profit boards. Mr. Landry is a frequent guest lecturer at Johnson and Wales University and the University of New Orleans. Mr. Landry has served on the Board of Trustees since our 2001 annual meeting. Mr. Landry holds a Bachelor of Science from the University of New Orleans and was the University’s Alumnus of the Year in 1999. Mr. Landry is a Certified Hotel Administrator.

Thomas S. Capello has been President and a principal of Bank Realty LP, a partnership engaged in sale/leaseback transactions of bank properties, since 2000. He is also President of 1st Capital Group, Inc. which provides debt and equity placement for small businesses. From 1988 to 1999, Mr. Capello was the President, Chief Executive Officer and Director of First Capitol Bank in York, Pennsylvania. From 1983 to 1988, Mr. Capello served as Vice President and Manager of the Loan Production Office of The First National Bank of Maryland. Prior to his service at The First National Bank of Maryland, Mr. Capello served as Vice President and Senior Regional Lending Officer at Commonwealth National Bank and worked at the Pennsylvania Development Credit Corporation. Mr. Capello is the Chairman of the York regional Board of Directors of Community Bank, Inc. Mr. Capello is a Director and Treasurer for the Ben Franklin Venture Investment Forum and the Martin Library and is a Board member of the Pennsylvania Angel Network. Mr. Capello has served on the Board of Trustees since our initial public offering in January 1999. Mr. Capello is a graduate of the Stonier Graduate School of Banking at Rutgers University and holds an undergraduate degree with a major in Economics from the Pennsylvania State University.

Jay H. Shah was named Chief Executive Officer and a Trustee as of January 1, 2006. Prior thereto, Mr. Shah had served as our President and Chief Operating Officer since September 3, 2003. Until September 2003, Mr. Shah was a principal in the law firm of Shah & Byler, LLP, which he founded in 1997, and managing director of the Hersha Group. Mr. Shah previously was a consultant with Coopers & Lybrand LLP, served the late Senator John Heinz on Capitol Hill, and was employed by the Philadelphia District Attorney’s office and two Philadelphia-based law firms. Mr. Shah received a Bachelor of Science degree from the Cornell University School of Hotel Administration, a Masters degree from the Temple University School of Business Management and a Law degree from Temple University School of Law. Mr. Shah is the son of Hasu P. Shah, our Chairman and the brother of Neil H. Shah, our President and Chief Operating Officer.

William Lehr, Jr. is currently a Class I Trustee whose term expires at the Annual Meeting of Shareholders. The Board has decided not to nominate Mr. Lehr for re-election to the Board at the expiration of his current term.

The Board of Trustees recommends a vote FOR each of the Class I Trustee Nominees.

CLASS II TRUSTEES

Hasu P. Shah has been the Chairman of the Board since our inception in 1998 and was our Chief Executive Officer until his retirement in 2005. Mr. Shah is also the founder and Chief Executive Officer of the Hersha Group. Mr. Shah founded Hersha with the purchase of a single hotel in Harrisburg, Pennsylvania in 1984. In the last twenty years, Mr. Shah has developed, owned, or managed over fifty hotels across the Eastern United States and started affiliated businesses in general construction, purchasing, and hotel management. He has earned numerous awards including the Entrepreneur of the Year, the Creating a Voice award, and was recently named a Fellow of Penn State University. Mr. Shah and his wife, Hersha, are active members of the local community and remain involved with charitable initiatives in India as well. Mr. Shah has been an active Rotarian for nearly twenty years and continues to serve as a Trustee of several community service and spiritual organizations including Vraj Hindu Temple and the India Heritage Research Foundation. Mr. Shah received a Bachelors of Science degree in Chemical Engineering from Tennessee Technical University and obtained a Masters degree in Administration from Pennsylvania State University. Mr. Shah is also an alumnus of the Owner and President’s Management program at Harvard Business School. Mr. Shah is the father of Jay H. Shah, our Chief Executive Officer and Neil H. Shah, our President and Chief Operating Officer.

Michael A. Leven is the Chairman and Chief Executive Officer of US Franchise Systems, Inc. (USFS), which franchises the Microtel and Hawthorn Suites hotel brands. Prior to forming USFS in 1995, he was President of Holiday Inns Worldwide. During his five-year tenure, the new Holiday Inn Express brand grew from zero to 330 open hotels. From 1985 to 1990, Mr. Leven was President of Days Inn of America leading the company from reorganization of a regional chain to one of the largest brands in the world with over 1,000 units. Mr. Leven is a co-founder of the Asian American Hotel Owners Association (AAHOA) which now has over 7,000 members. Mr. Leven is a Trustee of The Marcus Foundations, serves on the Boards of the Las Vegas Sands Corporation, Marcus Institute and the Georgia Aquarium. He has received honorary doctorate degrees from The Johnson & Wales University and The College of Hospitality and Tourism Management of Niagara University. Mr. Leven has served on our Board of Trustees since 2001. Mr. Leven holds a Bachelor of Arts from Tufts University and a Master of Science from Boston University.

K.D. Patel currently serves as a Director for Hersha Hospitality Management, L.P., the manager of 42 of our hotels. Mr. Patel has been a principal of the Hersha Group since 1990 and was previously the President of Hersha Hospitality Management, L.P. Mr. Patel was previously employed by Dupont Electronics from 1973 to 1990. Mr. Patel is currently a Board member of the International Association of Holiday Inns and has been a member of the Board of Trustees of the regional chapter of the American Red Cross and the Advisory Board of Taneytown Bank and Trust. Mr. Patel has served on our Board of Trustees since our initial public offering in 1999. Mr. Patel received a Bachelor of Science degree in Mechanical Engineering from the M.S. University of India and earned a Professional Engineering License from the Commonwealth of Pennsylvania.

John M. Sabin is Chief Financial Officer and General Counsel of Phoenix Health Systems, Inc. From 2000 to 2004, Mr. Sabin was the Chief Financial Officer, General Counsel and Secretary of NovaScreen Biosciences Corporation, a private bioinformatics and contract research biotech company. Prior to joining NovaScreen, Mr. Sabin served as an executive with Hudson Hotels Corporation, Vistana, Inc., Choice Hotels International, Inc., Manor Care, Inc. and Marriott International, Inc. Mr. Sabin also serves on the Boards of Competitive Technologies, Inc., Prime Group Realty Trust and North American Scientific, Inc. Mr. Sabin joined our Board of Trustees on June 30, 2003. Mr. Sabin received Bachelor of Science degrees in Accounting and University Studies, a Masters of Accountancy and a Masters of Business Administration from Brigham Young University and also received a Juris Doctor from the J. Reuben Clark Law School at Brigham Young University. Mr. Sabin is a licensed CPA and is admitted to the bar in several states.  Mr. Sabin serves on the Audit Committee for Prime Group Realty Trust, Competitive Technologies, Inc. and North American Scientific, Inc. The Board has determined that Mr. Sabin’s service on these multiple audit committees does not detract from his service to our audit committee.

OTHER EXECUTIVE OFFICERS

Neil H. Shah was named President and Chief Operating Officer as of January 1, 2006. Prior thereto, Mr. Shah had served as our Executive Vice President since January 2005. Prior to that, he served as our Director of Acquisitions & Development since May 2002 and had been a principal of the Hersha Group since 2000. Prior to joining Hersha, he served in senior management positions with the Advisory Board Company and the Corporate Executive Board. Mr. Shah graduated with honors from the University of Pennsylvania and the Wharton School with degrees in Management and Political Science. Mr. Shah earned his M.B.A. from the Harvard Business School. Mr. Shah is the son of Hasu P. Shah, our Chairman and brother of Jay H. Shah, our Chief Executive Officer.

Ashish R. Parikh has been Chief Financial Officer of Hersha Hospitality Trust since 1999. Previously, Mr. Parikh was Assistant Vice President in the Mergers and Acquisition Group for Fleet Financial Group where he developed valuable expertise in numerous forms of capital raising activities including leveraged buyouts, bank syndications and venture financing. Mr. Parikh has also been employed by Tyco International Ltd and Ernst & Young LLP. Mr. Parikh received his M.B.A. from New York University and a B.B.A. from the University of Massachusetts at Amherst. Mr. Parikh is a licensed Certified Public Accountant.

Michael R. Gillespie has served as our Chief Accounting Officer since June 2005. Prior to that he was the Manager, Financial Policy & Controls for Tyco Electronics Corporation, a manufacturer of electronic components and subsidiary of Tyco International, from June 3, 2003, until June 17, 2005. Prior to this, he was Senior Manager in the Audit and Assurance Practice at KPMG, LLP from May 28, 2002, until June 2, 2003. From September 1995 to May 27, 2002, he served as Experienced Manager in the Audit and Business Advisory Practice at Arthur Anderson LLP. Mr. Gillespie received his B.S.B.A in Accounting from Bloomsburg University of Pennsylvania.

Kiran P. Patel has been our Secretary since 1998 and has been a principal of the Hersha Group since 1993. Prior to Hersha, Mr. Patel was employed by AMP Incorporated (electrical component manufacturer), in Harrisburg, Pennsylvania. Mr. Patel serves on various Boards for community service organizations. Mr. Patel received a Bachelor of Science degree in Mechanical Engineering from M.S. University of India and obtained a Masters of Science degree in Industrial Engineering from the University of Texas in Arlington.

David L. Desfor has served as Treasurer of Hersha since December 2002. Previously, Mr. Desfor had been a principal and comptroller of the Hersha Group since 1992. Mr. Desfor previously co-founded and served as President of a hotel management company focused on conference centers and full service hotels. Mr. Desfor earned his undergraduate degree from East Stroudsburg University in Hotel Administration.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, the Company’s trustees and executive officers are required to report their ownership of Common Shares and any changes in ownership to the Securities and Exchange Commission (the “SEC”). These persons are also required by SEC regulations to furnish the Company with copies of these reports. Based solely on a review of the copies of such reports received by it, or written representations from certain reporting persons that no reports were required for those persons, we believe that all filing requirements applicable for certain reporting persons were complied with during the 2005 fiscal year, with the following exception. Each of Mssrs. Leven and Landry failed to timely file a Form 4 in March 2005 to report their receipt of 419 common shares issued to each of them pursuant to the Company’s 2004 Equity Incentive Plan. Each of Mr. Leven and Mr. Landry have subsequently filed Forms 4 that accurately report their beneficial ownership.

COMMITTEES AND MEETINGS OF THE BOARD OF TRUSTEES

Trustees’ Meetings. Our business is under the general management of our Board of Trustees as provided by our Bylaws and the laws of Maryland. The Board of Trustees holds regular quarterly meetings during our fiscal year and holds additional meetings as needed in the ordinary course of business. The Board of Trustees held eight meetings during 2005, four in person and four by conference call. Each trustee attended at least 75% of the aggregate of (i) the total number of the meetings of the Board of Trustees and (ii) the total number of meetings of all committees of the Board on which the trustee then served.

We presently have an Audit Committee, Compensation Committee, Nominating Committee, Acquisition Committee and a Corporate Governance Committee of our Board of Trustees. We may, from time to time, form other committees as circumstances warrant. These committees have authority and responsibility as delegated by the Board of Trustees.

Audit Committee. We have a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee consists of Messrs. Capello (Chairperson), Landry, Lehr and Sabin, all of whom are independent trustees defined in Section 121(A) of the American Stock Exchange’s (“AMEX”) listing standards. The Audit Committee is responsible for the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The Audit Committee held 16 meetings, five in person and 11 conference calls, during 2005 and discussed relevant topics regarding financial reporting and auditing procedures. Our Board of Trustees has adopted a Charter for the Audit Committee, which is available on our website at www.hersha.com.

The Board of Trustees has determined that each of Mr. Capello and Mr. Sabin is an “audit committee financial expert” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Board of Trustees has determined that each of the members of the Audit Committee is financially literate and has accounting or related financial management expertise, as such terms are interpreted by the Board of Trustees.

For more information, please see “The Audit Committee Report” beginning on page 15.

Compensation Committee. The Compensation Committee consists of Messrs. Leven (Chairperson), Sabin, Landry and Lehr, all of whom are independent trustees. The Compensation Committee determines compensation for our executive officers and administers our option plan. The Compensation Committee met three times during 2005 and discussed relevant topics regarding compensation and established a formal compensation plan for all officers and trustees. Our Board of Trustees has adopted a Charter for the Compensation Committee, which is available on our website at www.hersha.com.

Nominating Committee. The Nominating Committee consists of Messrs. Sabin (Chairperson), Capello and Leven. The Nominating Committee recommends candidates for election as trustees and in some cases the election of officers. The Nominating Committee held two meetings during 2005 and discussed relevant topics regarding trustee and officer nominations at the meetings of the Board of Trustees. Each of the members of the Nominating Committee is independent as defined in Section 121(A) of the AMEX Listing Standards. Our Board of Trustees has adopted a Charter for the Nominating Committee, which is available on our website at www.hersha.com.

Acquisition Committee. The Acquisition Committee consists of Messrs. Landry (Chairperson), Leven and Sabin. The Acquisition Committee establishes guidelines for acquisitions to be presented to the Board of Trustees and leads the Board in its review of potential acquisitions presented by management. The Acquisition Committee makes recommendations to the Board and senior management regarding acquisitions and ensures that proper due diligence is conducted on all properties. The Acquisition Committee was established in January 2004 and held four meetings and one conference call during 2005 and discussed relevant topics regarding potential acquisitions. Our Board of Trustees has adopted a Charter for the Acquisition Committee, which is available on our website at www.hersha.com.

Corporate Governance Committee. The Corporate Governance Committee consists of Messrs. Lehr (Chairperson), Capello and Landry. The Corporate Governance Committee develops and recommends to the Board of Trustees a set of Corporate Governance guidelines and annually reviews these guidelines, considers questions of possible conflicts of interest of Board members and executives and remains informed about existing and new corporate governance standards mandated by the SEC and American Stock Exchange as they apply to us. The Corporate Governance Committee was established in January 2004 and met one time during 2005 and discussed issues related to corporate governance. Our Board of Trustees has adopted a Charter for the Corporate Governance Committee, which is available on our website at www.hersha.com.

Corporate Governance Matters

The Board Nominating Process. Our Nominating Committee performs the functions of a nominating committee and will actively seek, identify and recommend to the Board individuals qualified to become Board members, consistent with any criteria approved by the Board, and establish such criteria based on factors it considers appropriate such as strength of character, maturity of judgment, independence, expertise in the hospitality industry, experience as a senior executive or with corporate strategy initiatives generally, diversity and the extent to which the candidate would fill a present need on the Board. The Nominating Committee Charter describes the Committee’s responsibilities, including seeking, screening and recommending Board candidates for nomination by the Board of Trustee.

The Nominating Committee evaluates all Trustee candidates. The Nominating Committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Nominating Committee will evaluate a candidate’s independence and diversity, skills and experience in the context of the Board’s needs.

Trustee Candidate Recommendations and Nominations By Shareholders. The Nominating Committee Charter provides that the Committee will consider Board candidate recommendations by shareholders. Shareholders should submit any such recommendations for Nominating Committee consideration through the method described under “Communications With The Board of Trustees” below. In addition, in accordance with our Bylaws, any shareholder of record entitled to vote for the election of Trustees at the applicable meeting of shareholders may nominate persons for election to the Board of Trustees if such shareholder complies with the notice procedures set forth in the Bylaws and summarized above.

Communications With The Board of Trustees. Shareholders may communicate with our Board of Trustees by writing to: Chairman of the Audit Committee, Hersha Hospitality Trust, 148 Sheraton Drive, New Cumberland, Pennsylvania 17070. Our Corporate Secretary will review each piece of correspondence to the Board and will forward all appropriate communications to the Audit Committee Chairman for review.

Lead Trustee Concept. If the Chairman is a non-management trustee, then the Chairman will serve as “Lead Trustee.” When the Chairman is a management trustee, the independent members of the Board will designate a non-management trustee as “Lead Trustee.” The Lead Trustee will chair executive sessions of the non-management trustees, will preside at all Board meetings at which the Chairman of the Board is not present, have the authority to call meetings of the Independent Directors and have such other duties as the Board may determine. As of the date hereof, William Lehr, Jr. is our Lead Trustee.

Trustee Attendance At Annual Meeting. Our policy is that all Trustees should attend the annual meeting of the shareholders. All of our Trustees attended the 2005 annual meeting of shareholders.

CODE OF ETHICS

Our Board of Trustees has adopted a Code of Ethics that applies to our chief executive officer, chief financial officer, chief accounting officer, controller and other executive officers. The Code of Ethics is posted on our Internet website, www.hersha.com. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K relating to amendments to or waivers from any provision of the Code of Ethics applicable to the our chief executive officer, chief financial officer, chief accounting officer, controller and other executive officers by posting such information on our Internet website.

COMPENSATION OF TRUSTEES

In 2005, each trustee was paid $20,000 for their service on the Board. In addition, the chairperson of the Audit Committee was paid $7,500, and each of the chairpersons of the Acquisition Committee, Compensation Committee, Nominating Committee and Governance Committee was paid $1,500, respectively. All of the trustees are paid a $1,000 fee for in-person board meetings, a $500 fee for in-person committee meetings and a $500 fee for telephonic attendance at board and committee meetings. Our Lead Trustee receives a fee of $2,500. Each trustee receives an annual award of 1,000 common shares of our stock. We will reimburse all trustees for reasonable out-of-pocket expenses incurred in connection with their services on the Board of Trustees. The Compensation Committee determined that any executive officers who serve on the Board will not receive any board fees.
EXECUTIVE COMPENSATION

We did not pay compensation to our executive officers or other employees from our inception through 2003. However, beginning with the 2004 fiscal year, we established a formal management compensation plan for our executive officers. The following table summarizes the compensation paid or accrued to our Chief Executive Officers and four most highly compensated executive officers other than the Chief Executive Officer for the year ended December 31, 2005.

Summary Compensation Table
		Annual Compensation			Long Term Compensation
				Awards		Payouts
Name and Principal Position	Year	Salary $	Bonus $	Other Annual Compensation $	Restricted Share Award(s)(3) $	Securities Underlying Options/SARs #	LTIP Payouts $	All Other Compensation $
Hasu P. Shah	2005	300,000	(1)		96,000
Chairman and Chief	2004	225,000	28,125
Executive Officer	2003	0	0

Jay H. Shah	2005	250,000	(1)		240,000
President and	2004	200,000	25,000
Chief Operating Officer	2003	0	0

Neil H. Shah	2005	200,000	(1)		144,000
Executive Vice President	2004	150,000	18,750
	2003	0	0

Ashish R. Parikh (2)	2005	200,000	(1)		144,000
Chief Financial Officer	2004	175,000	21,875
	2003	80,000	0

Michael R. Gillespie	2005	140,000	(1)		0
Chief Accounting	2004	N/A	N/A
Officer	2003	N/A	N/A
_______

(1)	The amount of bonus earned by executive officers for fiscal year 2005 was not determined as of the date of this filing.
(2)
In 2003, Mr. Parikh’s $90,000 salary was paid by the primary Lessee of our hotels, HHMLP, and $80,000 was designated as related to the services provided per the terms of the Administrative Services Agreement between us and HHMLP. The terms of the agreement provide for a fee of $10,000 per property per year (prorated from the time of acquisition) for each hotel in our portfolio.

(3)
As of December 31, 2005, there were 71,000 shares of restricted stock issued and outstanding with a value of approximately $639,700. The restricted stock vests 25% per year, but owners are entitled to receive the dividends with respect to restricted shares prior to vesting.

Option Grants

There were no option grants to any executive officers or employees during 2005. There were no options outstanding as of December 31, 2005 and no options were exercised by any executive officers or employees during the fiscal year ending December 31, 2005.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

On January 21, 2005, we entered into employment agreements (individually, an “Agreement” collectively, the “Agreements”) with David Desfor (Treasurer), Ashish Parikh (Chief Financial Officer), Jay H. Shah (President and Chief Operating Officer), Hasu P. Shah (Chairman and Chief Executive Officer) and Neil H. Shah (Director of Acquisitions and Development) (individually, an “Executive” and collectively, the “Executives”). The Agreements in their entirety were filed as exhibits to our Current Report on Form 8-K filed January 26, 2005.

The terms of the Agreements expire on December 31, 2006, unless non-renewal is given no later than July 3, 2006, except that Jay H. Shah’s Agreement expires on December 31, 2008, unless notice of non-renewal is given no later than July 3, 2008. If no such notice is given, then the Agreements shall continue until terminated by either party upon not less than one hundred eighty (180) days notice to the other party setting forth the effective date of termination.

The Agreements provide for a base salary and certain incentive compensation, including in the forms of stock options or shares of stock of the Company. The Agreements also provide certain compensation in the event of a voluntary or involuntary termination by the Company or upon a change of control of the Company, including the following:

•
Upon a termination without cause (as defined in the Agreements), the Company shall continue to pay the Executive’s base salary through the end of the twelfth month following the month in which the termination without cause (or, if shorter, the base salary for the balance of the term of the Agreements) plus accrued and unused vacation as of the termination date.

•
Upon a termination without cause or an Executive’s resignation for good reason (as defined in the Agreements) within twelve months following a change of control of the Company (as defined in the Agreement), the Company shall (i) fully vest the Executive’s share awards and option grants, regardless of any vesting schedule, (ii) pay all base salary and any reimbursable expenses incurred and accrued vacation through the termination date, (iii) pay an amount equal to two times the Executive’s then base salary (except that Mr. Jay H. Shah shall receive four times his base salary), and (iv) pay the Executive’s insurance benefits for a period of eighteen (18) months after termination; less however, that amount, if any, which would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended.

The Agreements also contain certain provisions concerning confidential information, non-competition and non-recruitment.

Additionally, we entered into a Change of Control Agreement (the “Gillespie Agreement”) with Michael R. Gillespie (Chief Accounting Officer) effective July 1, 2005. The Gillespie Agreement was filed as an exhibit to our Current Report on Form 8-K filed July 6, 2005. The Gillespie Agreement provides for a base salary and certain incentive compensation. The Agreement also provides certain compensation in the event of a voluntary or involuntary termination or upon a change of control of the Company, including the following:

•
In the event of a change of control (as defined in the Gillespie Agreement), during the first year of employment, and a subsequent termination without cause (as defined in the Gillespie Agreement), Hersha shall pay Mr. Gillespie his pro-rata annual salary, bonus and health insurance benefits for a period of three months following the termination.

•
In the event of a change of control, during the second or third year of employment, and a subsequent termination without cause, Hersha shall pay Mr. Gillespie his pro-rata annual salary, bonus and health insurance benefits for a period of six months following the termination.

•	In the event of a change of control, and subsequent termination without cause, Hersha shall fully vest Mr. Gillespie’s share awards and stock options, regardless of any vesting schedule.

Common Shares Issuable Pursuant to Options

The following table summarizes information with respect to equity compensation as of December 31, 2005:
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	N/A	N/A	1,421,905(1)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	N/A	N/A	1,421,905(1)
_______

(1)
As of December 31, 2005, no options or warrants to acquire our securities were outstanding. In March 2005, we issued 2,095 common shares to our Independent Trustees pursuant to our 2004 Equity Incentive Plan. In June 2005, we issued 71,000 restricted shares of beneficial interest to executives of the Company. In January 2006, we issued 5,000 common shares to each of our Independent Trustees pursuant to our 2004 Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In developing our portfolio since our initial public offering in 1999, we have entered into various transactions with our trustees, officers and entities controlled by them, including transactions relating to the leasing and managing of our hotels, acquisitions and dispositions of hotels, loans made by or for the benefit of us, and the purchase of goods and services. Certain of these transactions have been instrumental in the implementation of our business strategy and the growth of our portfolio. Although we have made certain efforts, described below, to ensure that these transactions were negotiated on an arms-length basis, we cannot assure you of this fact or that the terms of these transactions are as favorable to us as those we may have received from unaffiliated third parties. As a result of the growth in our portfolio, our current growth strategy and modifications to the REIT qualification rules, we have adopted certain policies with respect to transactions with our trustees, officers and entities controlled by them. The following is a summary of certain of these transactions, including a description of the transaction, the business purpose for the transaction and our current policy with respect to such a transaction.

Portfolio Formation Transactions with Trustees and Officers

In connection with our initial public offering in 1999, entities controlled by our officers and trustees contributed ten hotels to us in exchange for limited partnership units in our operating partnership. Since that time, we have continued to buy hotels from, and sell hotels to, entities controlled by our officers and trustees when a majority of our independent trustees has determined it was in our best interest to do so.

Hotel Acquisitions

We have not, and do not in the future intend to, undertake the risks of developing new hotels. However, since our initial public offering in 1999, we have been able to acquire newly-constructed or newly-renovated hotels from entities controlled by our officers or trustees. Of the 49 hotel properties purchased by us since our initial public offering, 16 were acquired from affiliates, 15 of which were newly-constructed or substantially renovated. In connection with our initial public offering, we entered into an Option Agreement with Hasu Shah, Jay Shah, Neil Shah, K.D. Patel, David Desfor, and Kiran Patel. Pursuant to this agreement, we had the option to purchase any hotels owned or developed by these individuals that was within fifteen miles of any of our hotels or any hotel subsequently acquired by us for two years after such acquisition or development. In September 2003, the parties to this agreement amended the Option Agreement so that (a) the right of first refusal now applies to all hotels owned or developed by the parties, regardless of proximity to our hotels, and (b) the right of first refusal applies to each party until one year after such party ceases to be an officer or trustee. This arrangement gives us access to a pipeline of newly-constructed and newly-renovated hotels, without bearing all the risks associated with development and renovation.

As of September 2001, the Board of Trustees has elected to hire an independent accounting firm to review in advance all asset purchases and asset sales between us and related parties. The Board of Trustees will determine the scope of each review on a case-by-case basis. The independent third party accounting firm will review each acquisition or sale to determine if the terms of the transaction are in line with then-current market conditions as well as how the transaction impacts us. The accounting firm then will present its findings to the Board of Trustees to aid it in its evaluation of the terms of the transaction.

The following table sets forth certain information with respect to all of the acquisitions of, and agreements to acquire, hotels from entities controlled by our officers or trustees since January 1, 2004.

Hotel	Acquisition Date	Affiliated Sellers	Purchase Price

Hilton Garden Inn, New York, New York (JFK Airport)	February 16, 2006	Metro JFK Associates LLC, in which Hasu P. Shah, K.D. Patel, Jay H. Shah, Neil H. Shah, Ashish R. Parikh, David L. Desfor, and Kiran P. Patel collectively owned a 96.0% interest.	$29.0 million, including the assumption of $13.0 million of debt

Hampton Inn, Philadelphia, Pennsylvania	February 15, 2006	Affordable Hospitality Associates, LP, in which Hasu P. Shah, K.D. Patel, Jay H. Shah, Neil H. Shah, Ashish R. Parikh, David L. Desfor and Kiran P. Patel collectively owned a 90.1% interest.	$25.0 million in cash

Hampton Inn Herald Square, New York, New York	April 1, 2005	Brisam Hotel LLC, in which Hasu Shah owned a 100% interest	$31.3 million, including the assumption of $16.5 million of debt and $14.8 million of cash

Hilton Garden Inn, Gettysburg, Pennsylvania	July 23, 2004	44 Aarti Associates, in which Hasu Shah, Jay Shah, Kiran Patel, Neil Shah, Ashish Parikh, K.D. Patel, David Desfor and their immediate families collectively owned a 94% interest	$7.65 million, including the assumption of $5.45 million of mortgage debt and $2.2 million of cash

Comfort Inn, Frederick, Maryland	May 27, 2004	44 Frederick Associates, in which Hasu Shah, Jay Shah, Kiran Patel, Neil Shah, Ashish Parikh, K.D. Patel, David Desfor and their immediate families collectively owned a 95% interest	$5.35 million, including the assumption of $3.7 million of mortgage debt and $1.65 million of cash

Hotel Development Loans

We have approved lending to entities in which our executive officers and trustees own an interest to enable such entities to construct hotels and conduct related improvements on specific hotel projects at interest rates ranging from 8.0% to 12.0% (“Development Loans”). The rate for each of these loans is based upon the security interest and term of the loan and is approved by the independent trustees. As of December 31, 2005, our Development Loans to related parties totaled $32,450,000 and consisted of the following:

Hotel Property	Borrower	Principal Outstanding December 31, 2005	Interest Rate	Maturity Date
Hilton Garden Inn - JFK Airport, NY	Metro Ten Hotels, LLC	$850,000	10.0%	(1)
Boutique Hotel - 35th Street, NY	44 Fifth Avenue, LLC	$9,100,000	9.0%	(1)
Boutique Hotel - Tribeca, NY	5444 Associates, LP	$9,500,000	10.0%	(1)
Hampton Inn - Seaport, NY	HPS Seaport, LLC and BCM, LLC	$13,000,000	10.0%	(2)
		$32,450,000
_______
(1)	Development loan has been paid off in full as of January 2006.
(2)	Development loan has been paid off in full as of April 2006.

Management Agreements with HHMLP

Beginning in April 2003, 44 New England, our TRS, engaged Hersha Hospitality Management, L.P., or HHMLP, a private management company owned by certain of our trustees, officers and other third party investors, as the property manager for hotels it leased from us pursuant to management agreements. Each management agreement provides for a five-year term and is subject to early termination upon the occurrence of defaults and certain other events described therein. As required under the REIT qualification rules, HHMLP must qualify as an “eligible independent contractor” during the term of the management agreements. Under the management agreements, HHMLP generally pays the operating expenses of our hotels. All operating expenses or other expenses incurred by HHMLP in performing its authorized duties are reimbursed or borne by our TRS to the extent the operating expenses or other expenses are incurred within the limits of the applicable approved hotel operating budget. HHMLP is not obligated to advance any of its own funds for operating expenses of a hotel or to incur any liability in connection with operating a hotel.

As of December 31, 2005, HHMLP managed all 31 of our wholly-owned hotels leased to our TRS, and we consolidated the financial statements of these 31 hotels in our financial statements. HHMLP also managed one consolidated joint venture, three unconsolidated joint venture hotel properties in which we maintain an investment. For its services, HHMLP receives a base management fee, and if a hotel meets and exceeds certain thresholds, an additional incentive management fee. The base management fee for a hotel is due monthly and is equal to 3% of gross revenues associated with each hotel managed for the related month. The incentive management fee, if any, for a hotel is due annually in arrears on the ninetieth day following the end of each fiscal year and is based upon the financial performance of the hotel. There were no incentive management fees payable for the years ended December 31, 2005 or 2004. For the years ended December 31, 2005 and 2004, management fees incurred totaled $2,887,000 and $1,454,000, respectively, and are recorded as Hotel Operating Expenses.

Unit Redemption

On December 14, 2005, Kiran P. Patel, K.D. Patel and a unaffiliated third party investor gifted 1,669, 3,243 and 3,243 units of limited partnership interest to the Shree Krishna Foundation, a non-profit corporation for which Hasu P. Shah serves as trustee. On December 15, 2005, the Shree Krishna Foundation redeemed these units for 8,155 shares of our common stock. On March 5, 2004, Hasu P. Shah, Kiran P. Patel and David L. Desfor redeemed 564,286, 363,000 and 30,000 units of limited partnership interest, respectively, in our operating partnership for shares of our common stock.

Miscellaneous Services Provided by Affiliated Entities

Administrative Services Agreement with HHMLP

Prior to July 1, 2005, under the terms of an administrative service agreement, HHMLP provided accounting and securities reporting services for the Company. The terms of the agreement provided for us to pay HHMLP an annual fee of $10,000 per property (prorated from the time of acquisition) for each hotel in our portfolio. On July 1, 2005, the administrative service fee was replaced by monthly accounting and information technology fees for each of our wholly owned hotels. Monthly fees for accounting services are $2,000 per property and monthly information technology fees are $500 per property. For the years ended December 31, 2005, 2004 and 2003, the Company incurred administrative services fees of $140,000 $253,000 and $178,000, respectively. For the year ended December 31, 2005, the Company incurred accounting fees of $386,000 and information technology fees of $95,000.

Payments to Shah & Byler Law Firm

We have paid to the law firm of Shah & Byler, LLP and its predecessor, Shah Ray & Byler, LLP, whose former senior partner, Jay H. Shah is now our Chief Executive Officer and is the son of Hasu P. Shah, legal fees aggregating $806,000 $679,000 and $212,000 during 2005, 2004 and 2003, respectively. Mr. Shah had resigned from the law firm and relinquished all ownership and control of the firm as of September 2003. Mr. Shah will continue as counsel to the law firm and may receive compensation from the firm for prior client origination. We intend to continue to use the services of Shah & Byler, LLP. In addition, we have paid Shah & Byler, LLP approximately $73,000, $59,000, and $ -0- in office rent expenses for the years ended December 31, 2005, 2004, and 2003, respectively, for the use of our corporate office space.

Payments to Hersha Hotel Supply Company

We have purchased hotel supplies for our hotel properties from time to time from Hersha Hotel Supply Company, currently owned by Hasu P. Shah, Jay H. Shah, Neil Shah, Kiran P. Patel, K.D. Patel and other investors. For the years ended December 31, 2005, 2004 and 2003, we paid Hersha Hotel Supply Company $969,000, $804,000 and $73,000, respectively. Hersha Hotel Supply Company is not our only provider of hotel supplies and must bid with a number of unaffiliated suppliers for our business.

THE AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Trustees (the “Audit Committee”) is composed of four independent trustees and operates under a written charter adopted by the Board of Trustees. The Audit Committee reviews audit fees and recommends to the Board of Trustees the selection of the Company’s independent accountants. Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to report thereon to the Board of Trustees. In this context, the Audit Committee has met and held discussions with management and KPMG LLP, the Company’s independent accountants for the 2005 fiscal year.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards), including the scope of the auditor’s responsibilities, significant accounting adjustments and any disagreements with management.

The Audit Committee also has received the written disclosures and the letter from KPMG LLP relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG LLP that firm’s independence from the Company.

Based upon the Audit Committee’s discussions with management and KPMG LLP and the Audit Committee’s review of the representation of management and the report of KPMG LLP to the Audit Committee, the Audit Committee recommended that the Board of Trustees include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

On April 20, 2005, the Board of Trustees, upon recommendation of the Audit Committee, engaged KPMG LLP to serve as the Company’s independent accountants for the 2005 fiscal year. Two representatives from KPMG LLP attended our annual meeting.

The Audit Committee reviews with management and the independent accountants the results of the independent accountants’ review of the unaudited financial statements that are included in the Company’s quarterly reports on Form 10-Q. The Audit Committee also reviews the fees charged by the Company’s independent accountants. During the fiscal years ended December 31, 2005 and 2004, KPMG LLP billed the Company the fees set forth below in connection with services rendered by that respective firm to the Company.

Principal Accountant Fees and Services

KPMG LLP was Hersha’s principal independent accountant for the 2004 and 2005 fiscal years. Hersha’s principal independent accountant for the 2003 fiscal year was Reznick Group, P.C. We have provided below certain information with respect to each of KPMG LLP and Reznick Group, P.C.

KPMG LLP

KPMG LLP, the Company’s independent auditor for 2004 and 2005, rendered the following services and billed, or expects to bill, the following fees for fiscal 2004 and fiscal 2005.

Audit Fees

For professional services rendered by KPMG LLP for the audit of our annual financial statements, reviews of the financial statements included in the our Quarterly Reports on Form 10-Q, and other services provided in connection with statutory and regulatory filings, and an audit of internal control over financial reporting, KPMG LLP billed us $784,600 with respect to 2005 and $887,000 with respect to 2004.

Audit Related Fees

For professional services rendered by KPMG LLP provided in connection with comfort letters and SEC registration statements, KPMG LLP billed us $171,700 with respect to 2005 and $36,000 with respect to 2004.

Tax Fees

For professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning matters, KPMG LLP billed us fees in the aggregate amount of $187,500 with respect to 2005 and $161,000 with respect to 2004. These tax services related to the preparation of our state and federal tax returns, and tax advice on structuring loans and joint venture and review of dividend calculations.

All Other Fees

KPMG LLP did not render or charge us for any other services not included in audit fees or audit related fees as disclosed above with respect to 2005 or 2004.

Reznick Group, P.C.

During the fiscal year ended December 31, 2005, Reznick Group, P.C. billed us the fees set forth below in connection with services rendered by that firm.

Audit Fees

For professional services rendered by Reznick Group, P.C. for the audit of financial statements of acquisitions, certain agreed upon procedures for acquisitions, reviews of the financial statements included in the our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other services provided in connection with statutory and regulatory filings, Reznick Group, P.C. billed us $49,135 with respect to 2005 and $112,425 with respect to 2004.

Audit Related Fees

For professional services rendered in connection with comfort letters and SEC registration statements, Reznick Group, P.C. billed us $26,324 with respect to 2005 and $0 with respect to 2004.

Tax Fees

For professional services rendered by Reznick Group, P.C. for tax compliance, tax advice and tax planning matters, Reznick Group, P.C. billed us fees in the aggregate amount of $8,500 with respect to 2005 and $46,700 with respect to 2004. These tax services related to the preparation of our state and federal tax returns, Schedule 704C depreciation and allocation calculations and Section 1031 like kind exchange tax planning.

All Other Fees

For professional services other than those described above, Reznick Group, P.C. billed us fees in the aggregate amount of $109,517 with respect to 2005 and $55,798 with respect to 2004. These fees related to services provided in connection with implementation and assessment of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Pre-Approval Policies for Permissible Non-Audit Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy that it must pre-approve all audit and permissible non-audit services provided by the independent auditor prior to engagement of the auditor for each such service. Except as disclosed above, there were no non-audit services provided by the independent auditor in 2005.

THE AUDIT COMMITTEE

Thomas S. Capello, Chairperson
Donald J. Landry
William Lehr, Jr.
John M. Sabin

April 20, 2006

THE COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Trustees (the “Compensation Committee”) is composed of four independent trustees and operates under a written charter adopted by the Board of Trustees, a copy of which is available on our website at www.hersha.com. The Compensation Committee determines compensation for our executive officers and administers our option plan. The Compensation Committee met three times during 2005.

From our inception through 2003, we had not paid compensation to our executive officers or other employees. However, beginning with the 2004 fiscal year, we established a formal management compensation plan for our executive officers. Prior to 2004, the compensation of our executive officers was covered by an administrative services agreement between our Company and our primary lessee, HHMLP. The Company significantly increased its size and market capitalization during 2003 and 2004 and terminated all of its existing leases with HHMLP in 2004. As a result, the Company has established a formal management compensation plan for its executive officers in order to serve the best interests of the Company’s shareholders.

Compensation Policies

In establishing the formal management compensation plan for our executive officers, the Compensation Committee sought to accomplish the following two primary objectives:

1)	to provide overall levels of compensation that are competitive in order to attract, retain and motivate highly qualified executives to continue to enhance long-term stockholder value; and

2)	to provide annual and long-term incentives that emphasize performance based compensation contingent upon achieving corporate and individual performance goals.

The key elements of compensation provided to our executive officers include base salary and annual incentive bonus awards. Base salaries are set at annual rates, based on the level of the officer’s position within the Company and the individual’s current and sustained performance results. The annual base salary for each executive officer and each other member of senior management is reviewed each year by the Compensation Committee.

On May 6, 2005, the Compensation Committee approved the 2005 Annual Incentive Compensation Plan for executive officers and certain other key employees of the Company (the “Cash Bonus Plan”). The Cash Bonus Plan is not set forth in a written agreement. For fiscal 2005, the Compensation Committee established opportunities for a cash bonus of between 25% to 50% of base salary under the Cash Bonus Plan that could be earned on the basis of certain financial metrics together with specific individual performance objectives that will be determined by the Compensation Committee. Eligibility for 25% of the bonus award occurs upon an FFO per share increase of 5% from 2004, and 50% of the potential cash bonus award is achieved upon an FFO increase of 10% from 2004. An additional threshold for eligibility for a cash bonus award by the CEO and each of the named executive officers include a dividend payout of less than or equal to 98% of FFO. The Compensation Committee also established additional position specific financial and other performance goals for each of the CEO and named executive officers. Bonus payments under the Cash Bonus Plan will be paid in one annual payment shortly after the end of the 2005 calendar year if the Compensation Committee determines that the performance criteria are met.

The Compensation Committee has determined that the executive officers are eligible for payments under the Cash Bonus Plan and is in the process of determining such payments.

Compensation of the Chief Executive Officer

In 2005, we paid Mr. Hasu P. Shah an annual salary of $300,000. The Compensation Committee meets annually, without the Chief Executive Officer present, to evaluate his performance and to determine his compensation. In considering Mr. Shah’s compensation, the Compensation Committee considers his principal responsibilities, which are to provide our Company with vision and strategic direction, to attract and retain highly qualified employees and to develop and to foster relationships with other hotel companies, developers and franchisors. Mr. Shah’s 2005 annual incentive bonus will be determined based upon the Company’s financial performance relative to other comparable lodging real estate investment trusts, Mr. Shah’s ability to foster additional strategic relationships during the year, corporate governance compliance, achievement of acquisition targets and retention of key management personnel.

The Board of Trustees did not modify or reject in any material way any action or recommendation by such committee with respect to such decisions in the last completed fiscal year.

THE COMPENSATION COMMITTEE

Michael A. Leven, Chairperson
Donald J. Landry
William Lehr, Jr.
John M. Sabin

March 23, 2006

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the common shares for the period from January 1, 2001 through December 31, 2005, with the cumulative total shareholder return for the Standard and Poor’s 500 Stock Index and the NAREIT Composite Index for the same period, assuming $100 is invested in the Priority Common Shares and each index and dividends are reinvested quarterly. The performance graph is not necessarily indicative of future investment performance.

	2001	2002	2003	2004	2005
HERSHA (1), (2)	100	124.6	216.0	262.7	222.7
S&P 500 (1)	100	76.6	96.9	105.6	108.7
NAREIT COMPOSITE INDEX (1), (2)	100	103.8	142.4	187.3	210.1
_______
(1)	Returns for Hersha Hospitality Trust and the NAREIT Composite Index assume dividends are reinvested at ex-dividend date.
(2)	Source: FactSet

RELATIONSHIP WITH INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRMS

2004 Dismissal of Reznick Group, P.C. and Engagement of KPMG LLP

On April 20, 2004, we dismissed our independent accountants for the 2003 fiscal year, Reznick Group, P.C., and engaged as new independent accountants for the 2004 fiscal year, KPMG LLP, effective immediately. The determination to dismiss Reznick Group, P.C. and engage KPMG LLP was approved by our Board of Trustees upon the recommendation of our Audit Committee. We engaged Reznick Group, P.C. on April 5, 2003, and they served as our accountants for one fiscal year.

Reznick Group, P.C. reports on the consolidated financial statements for the year ended December 31, 2003, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to certainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2003, and the subsequent interim period through April 20, 2004, there were no disagreements between us and Reznick Group, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Reznick Groip, P.C.’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within our two most recent fiscal years and the subsequent interim period through April 20, 2004.

The audit report of Reznick Group, P.C. on the consolidated financial statements of Hersha and its subsidiaries as of and for the fiscal year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During our two most recent fiscal years ended December 31, 2003 and 2002, and the subsequent interim period through April 20, 2004, we did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The dismissal of Reznick Group, P.C. and engagement of KPMG LLP were first disclosed in a Periodic Report on Form 8-K filed on or about April 21, 2004, and the letter of Reznick Group, P.C. required by Item 304(a)(3) of Regulation S-K is attached as an exhibit thereto.

PROPOSAL TWO - RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has unanimously approved and voted to recommend that the shareholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. No person from KPMG LLP will attend our annual meeting.

The Board of Trustees recommends a vote FOR ratification of the appointment of KPMG LLP as independent auditors of the Company for 2006.

PROPOSALS FOR 2007 ANNUAL MEETING

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2007 annual meeting of shareholders must present such proposal to the Company at its principal office in New Cumberland, Pennsylvania not later than December 26, 2006 in order for the proposal to be considered for inclusion in the Company’s proxy statement. The Company anticipates holding the 2006 annual meeting on or about May 30, 2007. We will not consider proposals received after December 26, 2006 for inclusion in our proxy materials for our 2007 Annual Meeting of Shareholders.

The Company’s bylaws provide that, in addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must give timely notice in writing not later than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, shareholders must give such notice in writing not later than January 26, 2007. As to each matter, the notice shall contain (i) a brief description of the business desired to be brought before the meeting and the reasons for addressing it at the annual meeting; (ii) any material interest of the shareholder in such business; (iii) the name and address of the shareholder; and (iv) the number of each class of securities that are owned beneficially and of record by the shareholder.

OTHER MATTERS

The Board of Trustees knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

The Company will furnish to each beneficial owner of Common Shares entitled to vote at the Annual Meeting, upon written request to Ashish Parikh, the Company’s Chief Financial Officer, at 148 Sheraton Drive, Box A, New Cumberland, Pennsylvania 17070, Telephone (717) 770-2405, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including the financial statements and financial statement schedules filed by the Company with the SEC.

BY ORDER OF THE BOARD OF TRUSTEES

KIRAN P. PATEL
Secretary

April 25, 2006

HERSHA HOSPITALITY TRUST PENN MUTUAL TOWERS 510 WALNUT ST., 9TH FLOOR PHILADELPHIA, PA 19106
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Hersha Hospitality Trust in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hersha Hospitality Trust, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HERSH1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

HERSHA HOSPITALITY TRUST
					________	________	________
1. Election of Trustees. Nominees: 01) Donald J. Landry 02) Thomas S. Capello 03) Jay H. Shah					For All ☐	Withhold All ☐	For All Except ☐	INSTRUCTIONS: To withhold authority to vote for any such nominee(s), mark “For All Except” and write in the name(s) of the nominee(s) in the space provided below.
		For	Against	Abstain
2. Ratification of KPMG LLP as the Company’s independent registered public accounting firm.		☐	☐	☐
3. In their discretion, the Proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting.		________	________	________
This Proxy is solicited on behalf of the Board of Trustees. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted (1) for all nominees for election as Trustees, (2) for ratification of KPMG LLP as the Company’s independent registered public accounting firm and (3) according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponements or adjournments thereof.

Please sign name exactly as it appears on the share certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title.
		Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		☐	☐

Signature (PLEASE SIGN WITHIN BOX)	Date				Signature (Joint Owners)			Date

HERSHA HOSPITALITY TRUST New Cumberland, Pennsylvania

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 25, 2006

The undersigned hereby appoints Kiran P. Patel and Ashish R. Parikh, or either of them, with full power of substitution in each, to vote all shares of the undersigned in Hersha Hospitality Trust, at the annual meeting of shareholders to be held on Thursday, May 25, 2006, at Hersha’s offices at 510 Walnut Street, Philadelphia, Pennsylvania, 19106 at 9:00 a.m., Eastern Time, and at any and all adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE